Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION

REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

FOURTH QUARTER AND FULL-YEAR 2012 FINANCIAL RESULTS

Chicago, IL - April 1, 2013 - Ares Commercial Real Estate Corporation (NYSE:ACRE) announced its financial results for the quarter and full-year ended December 31, 2012.

FOURTH QUARTER 2012 HIGHLIGHTS

•                  Closed seven new senior loans totaling approximately $187.2 million in commitments (approximately $162.1 million in outstanding principal) collateralized by multi-family apartment and office buildings

•                  Issued $69.0 million (gross) aggregate principal balance of 7.000% Convertible Senior Notes due 2015

•                  For the fourth quarter of 2012, earned net income of $1.1 million or $0.12 per basic and diluted common share and Core Earnings of $1.3 million or $0.14 per basic and diluted common share

•                  Declared a fourth quarter 2012 dividend of $0.25 per common share, which was paid on January 10, 2013

FULL-YEAR 2012 HIGHLIGHTS

•                  Ended 2012 with fifteen loans totaling approximately $405.7 million in commitments (approximately $356.7 million in outstanding principal)

•                  For full-year 2012, earned net income of $0.2 million or $0.03 per basic and diluted common share and Core Earnings of $0.6 million or $0.09 per basic and diluted common share

SUMMARY OF FOURTH QUARTER AND FULL-YEAR 2012 FINANCIAL RESULTS

Net income attributable to common stockholders was $1.1 million or $0.12 per basic and diluted common share and $186 thousand or $0.03 per basic and diluted common share for the three months and year ended December 31, 2012, respectively.  Core Earnings for the three months and year ended December 31, 2012 were $1.3 million or $0.14 per basic and diluted common share and approximately $621 thousand or $0.09 per basic and diluted common share, respectively.  Reconciliation of Core Earnings to the most directly comparable GAAP financial measure, net income, is set forth for the three months and year ended December 31, 2012 in a table at the end of this presentation.  Although we have presented prior periods, we commenced investment operations on December 9, 2011; therefore, we do not believe that a comparison of our results of operations to these prior periods is meaningful.

“We are pleased to end our first year as a public company with a strong fourth quarter. We closed seven new senior loan commitments totaling approximately $187 million, bringing our total portfolio to fifteen loans with approximately $406 million in commitments,” said John B. Bartling, CEO of Ares Commercial Real Estate Corporation. “Through the issuance of $69 million in convertible senior notes in the fourth quarter, we raised additional capital that we can leverage to make new loans and further scale our company.  While market transaction activity has been seasonally slow at the start of this year, we led the closing of $132.6 million of new loan commitments collateralized by five properties at the end of the first quarter of 2013.  We believe that we will see a stronger market for the remainder of the year.”

SUMMARY OF INVESTMENTS AT DECEMBER 31, 2012

At December 31, 2012, the Company had originated fifteen loans totaling approximately $405.7 million in commitments with outstanding principal of $356.7 million.  At December 31, 2012, all loans were performing in accordance with the terms of the respective loan agreements.

Portfolio at December 31, 2012:

(amounts in millions, except percentages)

Loan Type	Location	Total Commitment (at closing)		Outstanding Principal		Carrying Amount(1)		LTV At Origination(2)		Interest Rate		LIBOR Floor	Unleveraged Effective Yield(3)	Maturity Date(4)	Payment Terms(5)
Transitional Senior Mortgage Loans
Apartment	Brandon, FL	$49.6		$43.4		$42.9	(6)	71%		L+4.80%		0.5%	5.9%	Jan 2016	I/O
Office	Austin, TX	38.0		30.8		30.5		69%		L+5.75%- L+5.25%	(7)	1.0%	7.5%	Mar 2015	I/O
Apartment	New York, NY	36.1		30.8		30.5		81%		L+5.00%		0.8%	6.1%	Oct 2017	I/O
Office	Cincinnati, OH	35.5		26.9		26.7		67%		L+5.35%	(8)	0.3%	6.0%	Nov 2015	I/O
Apartment	New York, NY	26.3		22.7		22.5		81%		L+5.75%- L+5.00%	(9)	0.2%	6.5%	Dec 2015	I/O
Apartment	New York, NY	21.9		18.4		18.3		72%		L+5.75%- L+5.00%	(9)	0.2%	6.5%	Dec 2015	I/O
Apartment	New York, NY	21.8		18.6		18.4		83%		L+5.75%- L+5.00%	(9)	0.2%	6.5%	Dec 2015	I/O
Apartment	Avondale, AZ	22.1		20.6		20.4		74%		L+4.25%		1.0%	5.8%	Sep 2015	I/O
Office	Denver, CO	11.0		8.3		8.2		38%		L+5.50%		1.0%	7.3%	Jan 2015	I/O
Stretch Senior Mortgage Loans
Office	Miami, FL	47.0		47.0		46.6	(6)	76%		L+5.25%		1.0%	6.6%	Oct 2015	I/O
Office	Boston, MA	35.0		34.8		34.6		88%		L+5.65%		0.7%	6.8%	Mar 2015	P&I
Apartment	Arlington, VA	13.4		13.4		13.3		80%		L+5.15%		0.3%	6.1%	Dec 2014	I/O
Subordinated Debt Investments
Apartment	Rocklin, CA	18.7		18.7	(10)	18.5		72	%(13)	L+6.40%	(11)	1.0%	10.0%	Dec 2013	I/O
Office	Fort Lauderdale, FL	15.0	(12)	8.0		7.9		51	%(13)	L+10.75%- L+8.18%	(14)	0.8%	12.1%	Feb 2015	I/O
Office	Atlanta, GA	14.3		14.3		14.2		75	%(13)	10.50%	(15)	—	11.0%	Aug 2017	I/O
Total/Average		$405.7		$356.7		$353.5							7.4%

(1)              The difference between the carrying amount and the outstanding principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2)              LTV At Origination is calculated as the initial outstanding principal at closing divided by the valuation of the property underlying the loan based on an appraisal of the property based on market conditions at the time of origination.

(3)              Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults.

(4)              The Boston and Arlington loans are subject to one 12-month extension option. The Miami, Austin, Avondale, Brandon, Cincinnati, New York (the loans with a Maturity Date of December 2015) and Fort Lauderdale loans are subject to two 12-month extension options. The Rocklin loan is subject to one 6-month extension option.

(5)              P&I=principal and interest; I/O=interest only.

(6)       The Carrying Amount of this loan is above 10%, but less than 20%, of total assets of the Company.

(7)              The initial interest rate for this loan of L+5.75% steps down based on performance hurdles to L+5.25%.

(8)              The initial interest rate for this loan of L+5.35% steps down based on performance hurdles to L+5.00%.

(9)              The initial rate for this loan of L+5.75% steps down based on performance hurdles to L+5.00%.

(10)          This loan was co-originated with a third party using an A/B structure, with a cumulative interest rate of L + 4.10% and a LIBOR minimum rate (“LIBOR Floor”) of 1.00%. The fully funded A-Note (held by a third party) has an interest rate of L + 2.75% with no LIBOR Floor and the Company’s B-Note receives the full benefit of the LIBOR Floor on the full $50.5 million balance of the loan, which would result in an interest rate on the Company’s B-Note of 9.10% if LIBOR was equal to 0.0% and 7.40% if LIBOR was equal to 1.0%, with the interest rate on the B-Note equal to L + 6.40% if LIBOR is greater than 1.0%.

(11)     The B-Note has an initial interest rate of L + 6.40% subject to a 1.00% LIBOR floor (with the benefit of any difference between actual LIBOR and the LIBOR floor on the A-Note and B-Note accruing to the B-Note).

(12)          The total commitment the Company co-originated was a $37.0 million first mortgage, of which a $22.0 million A-Note was fully funded by Citibank, N.A. The Company funded a $15.0 million B-Note.

(13)          LTV At Origination for this subordinated debt investment is calculated as the sum of outstanding principal at closing for the senior interest (held by a third party) and the subordinated interest (held by us) divided by the valuation reflected in the property appraisal. See Note (2).

(14)          This loan was co-originated with a third party using an A/B structure, with a cumulative interest rate of L + 5.25% and a LIBOR floor of 0.75%. The fully funded A-Note (held by a third party) has an interest rate of L + 3.25% with the LIBOR Floor, resulting in an initial interest rate on our B-Note of L + 10.75% with the LIBOR Floor. As the Company funds additional proceeds on the B-Note, the interest rate will decrease and the fully funded B-Note ($15.0 million) will have an interest rate of LIBOR + 8.18% with the LIBOR Floor.

(15)          The interest rate for this loan increases to 11.0% on September 1, 2014.

RECENT DEVELOPMENTS

On March 8, 2013, the Company entered into a loan assumption transaction with a new sponsor group to facilitate the purchase of a Class B office building in Miami, FL that was collateralized by the Company’s existing $47.0 million first mortgage loan. The interest rate on the Company’s existing loan did not change. The new maturity date of the loan is April 2014 and is subject to a one 12-month extension option.

On March 14, 2013, the Company declared a cash dividend of $0.25 per common share for the first quarter of 2013. The first quarter 2013 dividend is payable on April 18, 2013 to common stockholders of record as of April 8, 2013.

On March 28, 2013, the Company co-originated an approximately $107.1 million transitional first mortgage loan on three properties located in Atlanta, GA. At closing the outstanding principal was approximately $94.7 million. As part of the transaction, the Company funded an approximately $26.7 million B-Note, while the approximately $68.1 million A-Note was funded by a commercial bank. The B-Note has an initial interest rate of L + 10.75% subject to a 0.50% LIBOR floor (with the benefit of any difference between actual LIBOR and the LIBOR floor on the A-Note and B-Note accruing to the B-Note; as the B-Note funds additional loan proceeds, the interest rate on the B-Note may decrease) and an initial term of 3 years.

In addition, on March 29, 2013, the Company originated an approximately $25.5 million transitional first mortgage loan on a property located in Overland Park, KS. At closing the outstanding principal was approximately $24.4 million. The loan has an interest rate of L + 5.00% subject to a 0.25% LIBOR floor and term of 3 years.

INVESTMENT CAPACITY AND LIQUIDITY

As of March 29, 2013, the Company had approximately $126 million in potential loans with non-binding term sheets issued, approximately $316.0 million of potential loans with soft quotes or indicative terms provided and approximately $1.2 billion of potential loans in other stages of earlier evaluation.  Historically, the Company has executed non-binding term sheets for a relatively small percentage of evaluated loans. The Company operates in a competitive market for investment opportunities and competition may limit its ability to originate or acquire the investments in the pipeline. The consummation of any of the loans in the pipeline depends upon, among other things, one or more or the following: satisfactory completion of the Company’s due diligence investigation and investment process, market conditions, available liquidity, the Company’s agreement with the sponsor on the terms and structure of such loan, and the execution and delivery of satisfactory transaction documentation. In addition, the Company may co-originate some of these loans with third parties. The Company cannot provide any assurances that it will close or co-originate any of these loans.

Once a formal financing commitment is obtained (subject to the terms of the Company’s applicable secured funding facility) for the approximately $25.5 million transitional first mortgage loan originated on March 29, 2013, the Company expects to have approximately $48 million of remaining capital, either in cash or in approved but undrawn capacity under the Company’s secured funding facilities.  After holding in reserve $20.0 million in liquidity requirements, the Company has approximately $28 million in capital available to fund additional commitments, the Company’s existing outstanding commitments and for other working capital purposes.  Assuming that the Company uses such amount as equity capital to make new investments and is able to achieve a debt-to-equity ratio of 1-to-1 to 2-to-1, the Company has the capacity to fund approximately $55 million to approximately $85 million of additional investments.  As of March 29, 2013, the total unfunded commitments for the Company’s existing loans held for investment was approximately $57 million and borrowings under the Company’s secured funding facilities and from the issuance of convertible senior notes were approximately $199 million and $69.0 million, respectively.

FOURTH QUARTER 2012 DIVIDEND

On November 7, 2012, the Company declared a dividend of $0.25 per common share for the fourth quarter of 2012, which was paid on January 10, 2013 to common stockholders of record as of December 31, 2012.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call on Monday, April 1, 2013, 10:00 AM Central Time (11:00 AM Eastern Time) to discuss its financial results for the fourth quarter and year ended December 31, 2012.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescre.com. Please visit the website to test your connection before the webcast.  Domestic callers can access the conference call by dialing (888)-317-6003.  International callers can access the conference call by dialing +1(412)-317-6061.  All callers will need to enter the Participant Elite Entry Number 2103813 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through April 15, 2013 to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088.  For all replays, please reference conference number 10025354.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle-market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust commencing with its taxable year ended December 31, 2012, and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $59 billion in committed capital under management as of December 31, 2012.  For more information, please visit our website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

FORWARD LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
404-814-5204

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	December 31, 2012	December 31, 2011

ASSETS
Cash and cash equivalents	$23,390	$1,240
Restricted cash	3,210	—
Loans held for investment	353,500	4,945
Accrued interest receivable	1,746	3
Deferred financing costs, net	5,168	1,194
Other assets	845	205

Total assets	$387,859	$7,587

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Secured financing agreements	$144,256	$—
Convertible notes	67,289	—
Derivative liability	1,825	—
Accounts payable and accrued expenses	1,788	323
Due to affiliate	1,320	827
Dividends payable	2,316	—
Other liabilities	3,627	—
Total liabilities	222,421	1,150

Commitments and contingencies (Note 5)

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 50,000,000 and no shares authorized at December 31, 2012 and December 31, 2011, respectively, no shares issued and outstanding at December 31, 2012 and December 31, 2011	—	—
Common stock, par value $0.01 per share, 450,000,000 and 100,000 shares authorized at December 31, 2012 and December 31, 2011, respectively, 9,267,162 and no shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	92	—
Additional paid in capital	169,200	6,600
Accumulated deficit	(3,854)	(163)
Total stockholders’ equity	165,438	6,437
Total liabilities and stockholders’ equity	$387,859	$7,587

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the Three- Months Ended December 31, 2012	For the Three- Months Ended December 31, 2011	For the Twelve- Months Ended December 31, 2012	For the Period from September 1, 2011 (Inception) to December 31, 2011

Net interest margin:
Interest income	$4,881	$3	$9,278	$3
Interest expense (from secured funding facilities)	(1,252)	(39)	(2,342)	(39)
Net interest margin (loss)	3,629	(36)	6,936	(36)

Expenses:
Other interest expense	313	—	313	—
Management fees to affiliate	621	—	1,665	—
Professional fees	488	58	1,194	58
General and administrative expenses	458	69	1,285	69
General and administrative expenses reimbursed to affiliate	668	—	1,619	—
Total expenses	2,548	127	6,076	127
Net income (loss)	1,081	(163)	860	(163)

Less income (loss) attributable to Series A Convertible Preferred Stock:
Preferred dividends	—	0	(102)	—
Accretion of redemption premium	—	0	(572)	—
Net income (loss) attributable to common stockholders	$1,081	$(163)	$186	$(163)
Net income (loss) per common share:
Basic and diluted earnings (loss) per common share	$0.12	$(8.56)	$0.03	$(8.56)
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	9,212,566	19,052	6,532,706	19,052
Diluted weighted average shares of common stock outstanding	9,267,162	19,052	6,567,309	19,052

Core Earnings is a non-GAAP financial measure that is used, among other things, to compute incentive fees payable to the Company’s external manager, Ares Commercial Real Estate Management LLC (“ACREM”). The Company believes the disclosure of Core Earnings provides useful information to investors regarding financial performance because it is one method the Company uses to measure its financial conditions and results of operations.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee payable to ACREM, depreciation and amortization (related to targeted investments that are structured as debt to the extent the Company forecloses on any properties underlying such debt), any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income (loss). The amount will be also be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by ACREM and approved by a majority of the independent directors of the Company.  Core Earnings (loss) for the three months and year ended December 31, 2013 were approximately $1.3 million or $0.14 per basic and diluted common share and approximately $621 thousand or $0.09 per basic and diluted common share, respectively.  Reconciliation of Core Earnings (loss) to the most directly comparable GAAP financial measure, net income (loss), is set forth in the table below for the three months and year ended December 31, 2012:

(in thousands, except share and per share data)

	Three Months Ended December 31, 2012		Year Ended December 31, 2012
$ in thousands, except per share amounts (unaudited)	Amount	Per Share	Amount	Per Share
Net income (loss) attributable to common stockholders	$1,082	$0.12	$186	$0.03
Add back: non-cash stock-based compensation	136	0.01	338	0.05
Add back: unrealized (gain) loss on derivative	97	0.01	97	0.01
Core Earnings (loss)	$1,315	$0.14	$621	$0.09